UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013

The Female Health Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 North State Street, Suite 2225, Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(312) 595-9123
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.                   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of The Female Health Company (the "Company") was held on March 26, 2013.  A total of 28,669,916 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.           Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	17,059,660	498,317	7,792,715
Stephen M. Dearholt	17,302,823	255,154	7,792,715
Donna Felch	16,952,198	605,779	7,792,715
Mary Margaret Frank, Ph.D.	17,313,594	244,383	7,792,715
William R. Gargiulo, Jr.	17,191,971	366,006	7,792,715
Mary Ann Leeper, Ph.D.	16,895,543	662,434	7,792,715
O.B. Parrish	17,409,814	148,163	7,792,715
Michael R. Walton	17,273,803	284,174	7,792,715
Richard E. Wenninger	17,305,238	252,739	7,792,715

The nominations were made by the Board of Directors and no other nominations were made by any shareholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

2.           Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,212,332	96,453	41,907	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date:  April 1, 2013
BY /s/ Michele Greco
      Michele Greco, Vice President and
      Chief Financial Officer